                           CERTIFICATE OF TRUST OF
                               MCI CAPITAL III


          THIS Certificate of Trust of MCI Capital III (the "Trust"), dated as of April 17, 1996, is being duly executed and filed by Wilmington Trust
            --
Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801
                                                -------
et seq.).
- ------

          1.    Name. The name of the business trust formed hereby is MCI
                ----
Capital III.

          2.    Delaware Trustee. The name and business address of the trustee
                ----------------
of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attn: Corporate Trust Administration.

          3.    Effective Date. This Certificate of Trust shall be effective
                --------------
upon filing with the Secretary of State.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                           WILMINGTON TRUST COMPANY,
                                           as trustee



                                           By: /S/ Donald G. MacKelcan
                                              ----------------------------
                                           Name:  Donald G. MacKelcan
                                           Title: Assistant Vice President